Exhibit 3.1

Industry Canada	Industrie Canada

Certificate	Certificat
of Incorporation	de constitution

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

GOODYEAR ENGINEERED PRODUCTS CANADA INC.

PRODUITS D’INGÉNIERIE GOODYEAR CANADA INC.	430910-3

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation,	Je certifie que la société susmentionnée,
the articles of incorporation of which are	dont les statuts constitutifs sont joints, a été
attached, was incorporated under the Canada	constituée en société en vertu de la Loi canadienne sur les
Business Corporations Act.	sociétés par actions.

October 11, 2006 / le 11 octobre 2006
/s/ Richard G. Shaw
Richard G. Shaw Director — Directeur	Date of Incorporation — Date de constitution

Industry Canada	Industrie Canada
		FORM 1	FORMULAIRE 1
Canada Business	Loi canadienne sur les	ARTICLES OF INCORPORATION	STATUTS CONSTITUTIFS
Corporations Act	sociétés par actions	(SECTION 6)	(ARTICLE 6)

1 — Name of the Corporation	Dénomination sociale de la société
GOODYEAR ENGINEERED PRODUCTS CANADA INC.
PRODUITS D’INGÈNIERIE GOODYEAR CANADA INC.

2 — The province or territory in Canada where the registered office is situated	La province ou le territoire au Canada où est situé le slège social
Ontario

3 — The classes and any maximum number of shares that the corporation is authorized to issue	Catégories at 1e nombre maximal d’actions que la société est autorisée è émattre

The Corporation is authorized to issue an unlimited number of shares of 1 class designated as common shares.

4 — Restrictions, if any, on share transfers	Restriction sur is transfert des actions, s’ll y a lieu

The transfer of shares in the capital of the Corporation shall be restricted in the manner provided in Article 7 of these articles.

5 — Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs

A minimum of 1 and a maximum of 11 directors.

6 — Restrictions, if any, on the business the corporation may carry on	Limites Imposées é l’activité commerciale de la société, s’ll y a lieu

There are no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

7 — Other provisions, If any	Autres dispositions, s’ll y a lieu

The annexed Schedule 1 is incorporated in this form.

8 — Incorporators — Fondataure

Name(s) — Nom(s)	Address (including postal code) Adresse (inclure le code postal)	Signature	Tel. No. — No de tél.

Sean L. Morley	10 Delisle Avenue, No. 718 Toronto, Ontario M4V 3C6	/s/ Sean L. Morley	416-865-4362

FOR DEPARTMENTAL ONLY — A L’USAGE DU MINISTÈRE SEULEMENT

430910—3			OCT 13 2006

SCHEDULE 1 TO THE
ARTICLES OF INCORPORATION
FOR
GOODYEAR ENGINEERED PRODUCTS CANADA INC.
PRODUITS D’INGÉNIERIE GOODYEAR CANADA INC.
Other Provisions
          The right to transfer securities (including for greater certainty shares) other than non-convertible debt securities of the Corporation shall be restricted in that no securities shall be transferred without either: (a) the consent of the directors of the Corporation, expressed by a resolution passed by the directors or by an instrument or instruments in writing signed by a majority of the directors, which consent may be given either prior or subsequent to the time of transfer of such securities; or (b) the consent of the holder or holders of shares of the Corporation to which are attached at least a majority of the votes attaching to all shares to the Corporation for the time being outstanding carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing, expressed by a resolution passed by such holder or holders or by an instrument or instruments in writing signed by such holder or holders, which consent may be given either prior or subsequent to the time of transfer of such securities.